PURCHASE AGREEMENT

PROJECT NAME:   OVERSTREET  LEASE

Located in: MONROE COUNTY, KENTUCKY and CLAY COUNTY, TENNESSEE

Total Acreage: 597 +/- acres

100% Working Interest, 80% Net Revenue Interest

THIS Purchase Agreement is made and entered into on this 20th day of April 2015, by and between the undersigned, Solo International, Inc., whose address is 871 Coronado Center Drive, Suite 200, Henderson, NV 89052, hereinafter referred to as “SOLO”, and OMR Drilling and Acquisition LLC, a Kentucky corporation, whose address is 5405 S. Highway 127, Albany, Kentucky, hereinafter referred to as “OMR DRILLING”.

WITNESSETH

WHEREAS, OMR DRILLING has owns a certain Oil, Gas and Mineral Lease (the “Lease”) in and to lands situated in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SOLO desires to purchase said lease.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	SOLO agrees to pay to OMR DRILLING the amount of $25,000USD within 90 days in order to complete the purchase of said lease.
2.
SOLO agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, OMR DRILLING makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project.  SOLO further states that it can withstand the total loss of investment without causing a change in lifestyle.

3.
This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto.  No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

4.
The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

                                                                                 Solo International, Inc.

BY:  _________________________________
                            MICHAEL SMITH

                           OMR Drilling and Acquisition, LLC.

BY:  _________________________________
        NICHOLAS A. UPCHURCH
        MANAGING MEMBER